UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2023

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

(65) 6265 3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2023, the Board of Directors (the “Board”) of Trio-Tech International. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which amend and restate the Company’s original bylaws to include: (i) permitting electronic attendance to a meeting of the Company’s shareholders (a “Meeting”); (ii) prohibiting action by written consent of shareholders in lieu of a meeting thereof; (iii) reducing the number of shares that are required to be present at a Meeting for establishing a quorum; (iv) providing for mandatory indemnification of expenses and losses of directors, officers, and agents, subject to certain exceptions; and (v) to provide for a casting vote for the Chair of the Board in the event of a deadlock in the directors.

The foregoing description of the changes effected through the adoption of the Bylaws does not purport to be complete and is qualified by reference to the full text of the Bylaws, which is attached to this Form 8-K as Exhibit 3.1, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Trio-Tech International
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023

TRIO-TECH INTERNATIONAL

	By:	/s/ SRINIVASAN ANITHA
Name: Srinivasan Anitha
Title: Chief Financial Officer